UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2007
Artes Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33205	33-0870808
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
5870 Pacific Center Boulevard
San Diego, California 92121
(Address of Principal Executive Offices, with zip code)
(858) 550-9999
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Artes Medical , Inc. (the “Company”) has previously announced the resignation of Adelbert L. Stagg, Ph.D. from his position as the Company’s Vice President – Regulatory Affairs and Quality. Dr. Stagg’s resignation became effective September 18, 2007.
On September 18, 2007, the Company entered into a Consulting Agreement (the “Agreement”) with Dr. Stagg, a copy of which is attached as Exhibit 10.1 to this Current Report. Pursuant to the Agreement, Dr. Stagg will provide consulting services to the Company through September 1, 2009. Dr. Stagg will be paid on a hourly sum of $275.00 per hour for consulting services provided to the Company up to a maximum amount of compensation of $228,000 during the term of the Agreement. Through February 29, 2008, Dr. Stagg will work approximately one day per week, and on and after March 1, 2008 he will work on an as-needed basis by the Company.
During the period of his consultancy, Dr. Stagg will continue to vest in all of his currently unvested stock options and his vested stock options will remain exercisable.
Item 9.01 Financial Statements and Exhibits
          (d) Exhibits

10.1	Consulting Agreement, dated as of September 18, 2007, between Artes Medical, Inc. and Adelbert Stagg, Ph.D.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 21, 2007

ARTES MEDICAL, INC.
By:	/s/ Karla R. Kelly
Karla R. Kelly
Chief Legal Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement, dated as of September 18, 2007, between Artes Medical, Inc. and Adelbert Stagg, Ph.D.